CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the use in this Registration Statement on Form N-1A of our report dated December 11, 2001 relating to the financial statements and financial highlights of John Hancock Growth Trends Fund, which appears in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights" relating to John Hancock Growth Trends Fund and "Independent Auditors" relating to John Hancock Growth Trends Fund and John Hancock Large Cap Spectrum Fund in such Registration Statement.


/s/PricewaterhouseCoopers LLP
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Boston, Massachusetts
February 22, 2002